EXHIBIT 99.4

Grant Park Fund

Class A, B, GAM 1 and GAM 3 Units

Monthly Performance Report • October 2009



Consider your alternatives. Invest smarter.

GRANT PARK FUND

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: October 2009

Ags/Softs: Grains prices rose in October as poor weather in the Midwestern U.S. delayed harvests. Short-term weakness in the U.S. dollar throughout the month also supported prices in the corn and wheat markets.

Currencies: The U.S. dollar and Japanese yen declined last month as increased optimism surrounding the global economy prompted investors to liquidate safe-haven positions. The Australian and New Zealand dollars rallied steadily in October, benefitting from increased risk appetite among investors. The Royal Bank of Australia's decision to raise interest rates also impacted the Australian dollar and was perceived as a sign the Australian economy may recover sooner than previously expected.

Energies: Crude oil markets finished the month nearly $11 per barrel higher over September's close. Weakness in the U.S. dollar and Middle East tensions regarding short-range Iranian missile testing were major drivers behind strength in the crude oil markets. In the natural gas markets, prices generally declined due to forecasts of weak demand in the industrial sector.

Equities: Global equity markets finished higher in October, supported by a number of positive economic indicators. Strong corporate earnings reports from a number of key U.S. financial and technology firms also added to the uptrend in the equity markets. In Asia, an improved outlook for the global economy led to strong gains in the Japanese, Taiwanese, Chinese, and Hong Kong equity markets.

Fixed Income: U.S. fixed-income markets declined last month in response to gains in the equity markets. Liquidations in the U.S. debt markets drove prices lower. Comments by U.S. Federal Reserve chairman Ben Bernanke stating that an interest rate increase in 2009 would be unlikely also put pressure on the debt markets.

Metals: Speculators attempting to hedge U.S. dollar weakness drove gold and silver markets steadily higher in October. As the U.S. dollar fell throughout the month, gold and silver prices rallied in excess of 4.5% and 6.5% respectively over September's close. The weak U.S. dollar had a similar affect on the base metal markets, pushing prices upwards. Stronger demand forecasts fostered by improving economic data from China also added to the rally in industrial metals.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	**20.0%**
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	**-7.6%**
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	**-3.4%**
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%			**-9.7%**

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	**7.7%**
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	**-8.4%**
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	**-4.3%**
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%			**-10.2%**

GAM 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%			**-3.7%**

GAM 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%			**-5.1%**

A and B Units

YTD performance reflects A&B unit performance since 01/01/09.

Trading Performance by Sector


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
October
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
13%	25%	20%	15%	9%	18%

Sector Positions at Month-End


11/08
12/08
01/09
02/09
03/09
04/09
05/09
06/09
07/09
08/09
09/09
10/09
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Charts prepared by Dearborn Capital Management, LLC.

GAM Units

YTD performance reflects GAM unit performance since 04/01/09.

Trading Performance by Sector


6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
October
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
11%	23%	25%	18%	8%	15%

Sector Positions at Month-End


04/09
05/09
06/09
07/09
08/09
09/09
10/09
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Charts prepared by Dearborn Capital Management, LLC.

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in commodity interests is a zero-sum economic activity in which, for every gain, there is an offsetting loss. Grant Park therefore bears the risk that on every trade it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	GAM Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.31%	5.72%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $750k net worth or $300k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - October 2009	
Total Fund Assets (A,B, Legacy, GAM)	$820M
12-Month Return	-6.2%
Average 12-Month Return	20.1%
36-Month Cumulative Return	25.2%
60-Month Cumulative Return	38.1%
Compounded Annualized ROR	15.0%
3-Year Compounded Annualized ROR	7.8%
5-Year Compounded Annualized ROR	6.7%
10-Year Compounded Annualized ROR	7.5%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (2/04 - 8/04)	-23.7%
Average 1-month Gain	6.8%
Average 1-month Loss	-4.5%
# of Winning Months	133
# of Losing Months	117

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 1999 - September 2009		
↑↓	Moved in Opposite Directions	49% 59 of 120 months
↑↑	Positive Results for Both	32% 38 of 120 months
↓↓	Negative Results for Both	19% 23 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or GAM units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.